UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report- June 5, 2007
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-117287	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1509 Tyrell Lane, Suite B, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On June 5, 2007, U.S. Geothermal Inc. (the “Company”) entered into an underwriting agreement effective as of May 14, 2007, with Cormark Securities Inc., Dundee Securities Corporation and Toll Cross Securities Inc. pursuant to which the Underwriters agreed to purchase 6,818,182 Common Shares of the Company on an underwritten private placement basis at a price of Cdn $2.20 per share to raise gross proceeds of Cdn $15 million. The Underwriters had the option, exercisable prior to the closing of the offering, to purchase up to an additional 2,272,718 Common Shares at the issue price under the offering. As described in more detail under Item 3.02, the offering closed on June 5, 2007. The Underwriting Agreement is attached as Exhibit 10.1 to this report.

Effective June 5, 2007, the Company entered into subscription agreements with the subscribers in the private placement. Pursuant to the terms of the subscription agreement, the Company has agreed to file a resale registration statement with the Securities and Exchange Commission no later than July 30, 2007 and use commercially reasonable efforts to cause it to become effective and remain effective for two years. In the event the registration statement is not effective within five (5) months following closing, the purchasers are entitled to receive one tenth (0.10) of a common share for each common share purchased. The form of subscription agreement is attached as exhibit 10.2 to this report.

Item 3.02 Unregistered Sales of Equity Securities.

On June 5, 2007, U.S. Geothermal Inc. completed a private placement of 9,090,900 shares of common stock at a price of Cdn $2.20 per share, for gross proceeds to the company of Cdn $19,999,980. The sale of shares was pursuant to the exemption from registration provided under Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended. Upon completion of the placement, the company had 53,092,612 shares issued and outstanding.

Cormark Securities Inc., Dundee Securities Corporation and Toll Cross Securities Inc. have been paid an aggregate cash fee of CDN $999,999, representing 5% of the aggregate gross proceeds from the offering, and have been issued broker warrants to purchase up to 454,545 common shares of the Company at US $2.08 exercisable for 18 months.

In connection with the offering, the Company agreed to file a registration statement with the Securities and Exchange Commission no later than July 30, 2007 and use commercially reasonable efforts to cause it to become effective and remain effective for two years. In the event the registration statement is not effective by November 05, 2007, the purchasers are entitled to receive as liquidated damages 0.1 common shares for each common share purchased.

The proceeds of the private placement will be used for the ongoing development and exploration at their Raft River and Neal Hot Springs projects, and for general corporate working capital purposes.

Item 7.01 Regulation FD Disclosure.

On June 5, 2007, the Company issued a press release announcing that it had completed a private placement of 9,090,900 shares of common stock at a price of Cdn $2.20 per share. A copy of the press release is furnished as part of this Form 8-K and is attached hereto as Exhibit 99.1.

Limitation on Incorporation by Reference: In accordance with General Instruction B.2 of Form 8-K, the information in this report furnished under Item 7.01 and the press release included as Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits

10.1	Underwriting Agreement dated as of May 14, 2007 between the Company and Cormark Securities Inc., Dundee Securities Corporation and Toll Cross Securities Inc.

10.2	Form of Subscription Agreement

99.1	Copy of Press Release Issued June 5, 2007

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 7, 2007	US Geothermal Inc.

By: /s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer